                                   EXHIBIT 12

              INTERNATIONAL MULTIFOODS CORPORATION AND SUBSIDIARIES

                Computation of Ratio of Earnings to Fixed Charges
                                   (unaudited)

                                 (in thousands)


                                      THREE MONTHS ENDED      SIX MONTHS ENDED
                                      -------------------    -------------------
                                      Aug. 26,   Aug. 31,    Aug. 26,   Aug. 31,
                                         2000       1999        2000       1999
-------------------------------------------------------------------------------
Earnings from continuing
   operations before income taxes     $13,458    $ 8,210     $21,119    $15,569
Plus: Fixed charges (1)                 6,554      6,062      12,915     13,067
Less: Capitalized interest               (111)      (205)       (342)      (329)
-------------------------------------------------------------------------------

Earnings available to cover
   fixed charges                      $19,901    $14,067     $33,692    $28,307
===============================================================================

Ratio of earnings to fixed charges       3.04       2.32        2.61       2.17
-------------------------------------------------------------------------------


(1) Fixed charges consisted of the following:


                                      THREE MONTHS ENDED      SIX MONTHS ENDED
                                      -------------------    -------------------
                                      Aug. 26,   Aug. 31,    Aug. 26,   Aug. 31,
                                         2000       1999        2000       1999
-------------------------------------------------------------------------------
Interest expense, gross                $4,468     $3,852     $ 8,675    $ 8,447
Rentals (Interest factor)               2,086      2,210       4,240      4,620
-------------------------------------------------------------------------------
  Total fixed charges                  $6,554     $6,062     $12,915    $13,067
===============================================================================